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                                                                    Exhibit 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of BANC ONE CORPORATION pertaining to the First Commerce Corporation Tax-Deferred Savings Plan, of our report dated February 12, 1998, on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1997.


                                               /s/ Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.

Columbus, Ohio
June 12, 1998